Exhibit 99.1

GLOBAL NET LEASE ANNOUNCES CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 25, 2020

NEW YORK – March 13, 2020 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today that, due to the emerging public health impact of the coronavirus pandemic, the location of the Company’s 2020 annual meeting of stockholders has been changed and will be held in a virtual meeting format only. As previously announced, the annual meeting will be held on Wednesday, March 25, 2020 at 3:00 p.m. Eastern Time. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/GNL2020, stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received. Further information regarding this change to the location of the annual meeting can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on March 13, 2020.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed February 28, 2020 and all other filings filed with the Securities and Exchange Commission after that date. Further, forward looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Contacts:

Investors and Media:

Email: investorrelations@globalnetlease.com Phone: (212) 415-6510